                                 MARCH 29, 1994

Mr. Donald E. Lepone
861 O'Connell Place
Oradell, NJ 07649

            NOTICE OF GRANT OF NONQUALIFIED STOCK OPTION TO EMPLOYEE

Dear Mr. Lepone:

     I am pleased to notify you that on March 1, 1994, the Stock Option Committee of NutraMax Products, Inc. (Company') granted to you a nonqualified stock option (the 'Option') pursuant to the Company's Stock Option Plan (the 'Plan') to purchase up to 500,000 shares of the Common Stock of the Company at the price per share set forth below, beginning (subject to the vesting and approval requirements set forth below) on March 1, 1994, and from time to time thereafter, until March 1, 1999, when the Option shall expire. Any portion of the Option which is exercisable in any one year period and is not exercised in that year shall accumulate and remain exercisable until the expiration date stated above.

The Option is subject to:

     Vesting -- The Option vests and is exercisable as follows:


                                                     EXERCISE
              NUMBER OF                                PRICE                         CONDITION
               SHARES          VESTING DATE          PER SHARE                       TO VESTING
             -----------  -----------------------  -------------  ------------------------------------------------
Group 1:        100,000   Fiscal Year End            $   11.00    None
                          ('FYE') 1994 (1)
Group 2:        100,000   FYE 1995(1)                $   11.00    Market Price must be at least $12.65 per share
Group 3:        100,000   FYE 1996(1)                $   11.00    Market Price must be at least $14.55 per share
Group 4:        100,000   FYE 1997(1)                $   11.00    Market Price must be at least $16.73 per share
Group 5:        100,000   FYE 1998(1)                $   11.00    Market Price must be at least $19.24 per share

------------------
(1) Or the most recently completed trading day.

provided, however, that any group of options which do not vest on the applicable Vesting Date as a result of the applicable Condition to Vesting not being satisfied shall not terminate, and shall instead become a part of the next group to be vested at and upon the terms and conditions applicable to such next group. All options which have not vested on or before the 1998 fiscal year end shall terminate and never vest or become exercisable. For purposes of determining satisfaction with the Conditions to Vesting, 'Market Price' shall mean the closing bid price per share of the Common Stock on the NASDAQ Stock Market (or other principal securities exchange on which the Common Stock is then included) as of a date within sixty (60) days prior to the applicable Vesting Date.

     Shareholder Approval -- Since the total number of options granted hereunder is in excess of those provided for under the Plan, the Board of Directors has authorized additional shares to be eligible for option grants. The Shareholders of the Company must approve the additional shares, and will be asked to do so in the future. The option granted hereunder, to the extent it exceeds the number of shares available under the Plan on the date of grant, will not be exercisable unless and until shareholder approval is received.

     Change of Control -- In the event of a Change of Control (as that term is defined in the Plan) of the Company, any group of options which has not vested as of the effective date of such Change of Control shall vest and become exercisable if and to the extent that the value of the consideration received, if any, by the shareholders of the Company from such Change of Control is equal to or greater than the applicable Conditions for Vesting. For example, if a Change of Control occurs on January 1, 1995 and the value of the consideration is $15.00 per share, then the options in Group 2 and Group 3 will vest and become exercisable upon the effective date of such Change of Control.

     Your attention is directed to the terms and conditions of the Plan, which govern the Option. You have previously received a copy of the Plan. Although you should review the Plan in its entirety, the following points should be emphasized:

     -- Except as specifically provided otherwise therein, during your lifetime the Option may only be exercised by you, and may not be transferred by you, except in the case of your death, in which case the Option may be exercised by your executor, administrator or heirs within three months after your death;

     -- If your employment terminates because of disability, the Option may be exercised by you within one year after such termination;

     -- If your employment terminates as a result of your retirement, the Option may be exercised by you within three months after such termination,

     -- In the case of the termination of your employment with the Company or any Subsidiary for cause, the Option is immediately terminated; and

     -- If your employment with the Company is terminated for any other reason, the Option may be exercised by you within 30 days after the date of termination of employment.

     Further, your attention is directed to Exhibit A attached hereto, which sets forth additional holding period rules required for publicly-traded corporations under the Securities Exchange Act of 1934.

     While the option has been granted pursuant to the Plan, it has been designated as a non-qualified option, and therefor does not qualify under the requirements or Section 422 of the Internal Revenue Code of 1986, as amended. The Company makes no representation to you with respect to the tax consequences of this Option, and suggests that if desired, you seek advice with respect thereto from your tax counsel.

     The exercise of this Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise or the delivery or purchase of shares pursuant to this Option, then in any such event, the exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effective or obtained, free of any conditions not acceptable to the Company.

     You may exercise the Option by furnishing a letter to the Secretary of the Company stating your intention to exercise all or part of the then vested portion of the Option, and setting forth the number of shares covered by the exercise, your social security number, current residence address, and the name(s) in which the share certificate is to be issued. To be effective, the letter must be accompanied by payment in full for the shares then being purchased.

     The Plan reflects the desire of the Company's Board of Directors and management to encourage key employees to become stockholders and to identify themselves as such with the progress of the Company, and you are encouraged to take full advantage of your rights under the Plan. In accepting the Option, however, you do acknowledge that nothing in the granting of the Option in any way affects the right of the Company to terminate your employment or alter your employment responsibilities, duties or authority at any time; that the Company has no obligation to register the shares of stock subject to the Option under the Securities Act of 1933, as amended, or under any other applicable securities laws, and you agree to take such reasonable steps as the Company may request to assure that the Option complies with all such laws; and that as an employee of the Company, you are intimately knowledgeable of the business and operations of the Company and are relying solely on such knowledge in accepting the Option and in any exercise thereof.

     If you wish to accept the grant of the Option, and agree to be legally bound by all of the terms and conditions of the Plan and this letter, please sign the enclosed copy of this letter and return it to the undersigned. If you have any questions with respect to the Plan or your rights under it, please contact me.

                                            Sincerely,

                                            NUTRAMAX PRODUCTS, INC.

                                            By: _/s/___________________________
                                                Steven J. Feder
                                                Assistant Secretary

I hereby accept the stock option
granted in the above letter and,
intending to be legally bound,
agree to all of the terms and
conditions of such letter and
the Plan.

_/s/____________________________
Optionee

________________________________
Date

                                   EXHIBIT A

     All grants of Options shall be subject to the following provisions required under Rule 16b-3 of the Securities Exchange Act of 1934 (the 'Exchange Act'), and the terms used herein shall be interpreted in a manner consistent with Rule 16a-3 and related rules as in effect from time to time:

     1. Any equity security, as defined by the Exchange Act, offered pursuant to the Plan to an optionee who is at the time subject to Section 16 of the Exchange Act, may not be sold for at least six months after grant of the option pursuant to which the equity security is acquired except in case of death or disability, and any optionee who acquires a derivative security pursuant to the Plan and who is at the time subject to Section 16 of the Exchange Act, must wait six months from the date of the acquisition of the derivative security before selling the underlying security, unless such sale or exercise is permissible under the provisions of Rule 16b-3;

     2. Option grants which constitute derivative securities shall not be transferable by an optionee except by will or the laws of decent and distribution, and shall be exercisable during the optionee's lifetime only by such optionee or his guardian or legal representative; provided, however, that the Committee may determine that these restrictions on transferability shall not apply to options granted to any optionee who, at the time of the initial grant and the transfer, is not subject to Section 16 of the Exchange Act. However, the provisions of Section 422 of the Code shall continue to apply to any grant of an option, whether or not Section 16 of the Exchange Act applies; and

     3. Other provisions of the Plan and any Notice of Grant of Stock Option notwithstanding, if any decision regarding an option or the exercise of any right by an optionee, at any time such optionee is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee, in order that the Plan will continue to meet the requirements of Rule 16b-3, or in order that a transaction by such optionee will be exempt under Rule 16b-3, then the Committee shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the optionee.